UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006
W. P. Carey & Co. LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13779 (Commission File Number)	13-3912578 (IRS Employer Identification Number)

50 Rockefeller Plaza New York, NY (Address of principal executive offices)	10020 (Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On December 1, 2006, the registrant announced that the stockholders of two of its managed REITs, Corporate Property Associates 12 Incorporated (“CPA®:12”) and Corporate Property Associates 14 Incorporated (“CPA®:14”) approved the proposed merger of these two REITs, whereby CPA®:12 merged with and into CPA®:14, and the related sale of certain assets by CPA®:12 to the registrant. Attached hereto and incorporated herein by reference as Exhibit 99.1 is the press release regarding the closing of the merger.
CPA®:12 and CPA®:14 are each managed by the registrant. In connection with the transaction, the registrant will receive approximately $49.8 million in disposition and termination revenue payable by CPA®:12.
ITEM 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Press release dated December 1, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: December 1, 2006	By:	/s/ Mark J. DeCesaris

Mark J. DeCesaris
Managing Director and acting Chief Financial Officer